EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-128406 on Form S-8 of Qualmark Corporation of our report dated March 28, 2008, which appears on page F-1 of this annual report on Form 10-KSB for the year ended December 31, 2007.
/s/ GHP HORWATH, P.C.

Denver, Colorado
March 28, 2008